Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

General Mills, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-198079 and 333-202215) on Form S-3 and registration statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628, 33-32059, 333-32509, 333-90012, 333-109050, 333-131195, 333-139997, 333-148820, 333-163849, and 333-179622) on Form S-8 of General Mills, Inc. of our report dated June 30, 2016, with respect to the consolidated balance sheets of General Mills, Inc. as of May 29, 2016 and May 31, 2015, and the related consolidated statements of earnings, comprehensive income, total equity and redeemable interest, and cash flows for each of the fiscal years in the three-year period ended May 29, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 29, 2016, which report appears in the May 29, 2016 annual report on Form 10-K of General Mills, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

June 30, 2016